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                                                                   EXHIBIT 23.1




INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in this Registration Statement of Versa Technologies, Inc. on Form S-8 of our reports dated May 17, 1996 appearing in and incorporated by reference in the Annual Report on Form 10-K of Versa Technologies, Inc. and subsidiaries for the year ended March 31, 1996.



DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
November 27, 1996